Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Internal Hydro International, Inc.
Tampa, Florida

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Internal Hydro International, Inc. 2004 Stock Incentive Plan of our report dated March 26, 2004 with respect to our audit of the financial statements of Internal Hydro International, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2003 and for the year then ended, filed with the Securities and Exchange Commission.




/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
---------------------------------
Epstein Weber & Conover, PLC

Scottsdale, Arizona
March 24, 2005